Investor Presentation March 2025

2Central Pacific Financial Corp. Forward-Looking Statements This document and the accompanying oral presentation may contain forward-looking statements (“FLS”) concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements. While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and interest rate fluctuations, including the impact from potential international tariff; disruptions in the economy, including supply chain disruptions; labor contract disputes and potential strikes impacting both the U.S. National and Hawaii economies; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the adverse effects of potential bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and its variants) and other pandemic viruses on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees, as well as the effects of government programs and initiatives in response thereto; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof; the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the impact of a potential new regulatory reform agenda by the Trump administration that is significantly different than that of the Biden administration, impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; changes in the competitive environment among bank holding companies and other financial service providers; securities market and monetary fluctuations, including the impact resulting from the elimination of the London Interbank Offered Rate Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; the effects of any acquisitions or dispositions we may make or evaluate, and the costs associated with any potential or actual acquisition or disposition; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches and the consequence therefrom; susceptibility of fraud on the business; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; our ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to improve our efficiency; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; the impact of potential future Banking-as-a-Service initiatives; and our success at managing the risks involved in the foregoing items. For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

3Central Pacific Financial Corp. MARKET INFORMATION NYSE TICKER CPF SUBSIDIARY CPB TOTAL ASSETS $7.5 BILLION MARKET CAP $788 MILLION SHARE PRICE $29.04 DIVIDEND YIELD 3.7%1 Central Pacific Financial Corp. (CPF) is a Hawaii-based bank holding company. Central Pacific Bank (CPB) was founded in 1954 by Japanese-American veterans of World War II to serve the needs of families and small businesses that did not have access to financial services. Today CPB is the 4th largest financial institution in Hawaii with 27 branches across the State. CPB is a market leader in residential mortgage, small business banking and digital banking. In 2025, CPB celebrates 71 years of providing financial solutions in the State of Hawaii. Note: Total assets as of December 31, 2024. Other Market Information above as of February 28, 2025. Central Pacific Financial - Corporate Profile 1 Dividend yield is calculated based on quarterly cash dividend of $0.27 per share declared for 1Q25.

4Central Pacific Financial Corp. Tourism Visitor arrivals compared to pre-pandemic 93% 1 Employment Unemployment Rate December 2024 3.0% 1 FACTORS FOR A FAVORABLE HAWAII OUTLOOK • Strong real estate market • Low unemployment • Substantial Federal government contracts and military investments; 9.2%3 of state GDP amounting to $10.0 billion3 in FY2023 • Record levels of construction activity; estimated annualized value of completed construction for 2024 could be over ~$14.0 billion1 which will surpass 2023 value of $11.8 billion1 • Visitor industry continues to have year-over-year growth in arrivals and spending over the last five months of 2024, despite slower Maui and Japan visitor recovery 1 Source: State of Hawaii Department of Business, Economic Development & Tourism. Tourism represents total visitors in FY2024 compared to FY2019. 2 Source: Honolulu Board of Realtors. 3 Source: U.S. Department of Defense, Office of Local Defense Community Cooperation. Spending comprised of total contract, grant, and payroll. Resilient Hawaii Economy Provides a Favorable Environment Housing Oahu Median Single-Family Home Price January 2025 $1.1MM 2

Strong 4th Quarter and Full Year 2024

- Net income of $11.3 million in the fourth quarter, and $53.4 million for the full year 2024
- Completed investment securities portfolio repositioning which is estimated to improve prospective annual net interest income by $2.7 million
- Net income impacted by $9.9 million pre-tax loss on investment portfolio repositioning in 4Q, and $3.1 million in pre-tax expenses related to a strategic opportunity in 3Q
- Adjusted net income (non-GAAP) $19.0 million in 4Q and $63.4 million in 2024 year
- NIM expanded 10 bps on a sequential quarter basis
- Core deposits grew $74.2 million from prior quarter
- BOD approved increase in cash dividend to $0.27 per share

	4Q24 Actual	4Q24 Non-GAAP [1]	2024Y Actual	2024Y Non-GAAP [1]
NET INCOME DILUTED EPS	$11.3MM $0.42	$19.0MM $0.70	$53.4MM $1.97	$63.4MM $2.34
PRE-PROVISION NET REVENUE (PPNR) [2]	$14.2MM	$24.2MM	$77.9MM	$90.9MM
RETURN ON ASSETS (ROA)	0.62%	1.03%	0.72%	0.86%
RETURN ON EQUITY (ROE)	8.37%	13.82%	10.25%	12.10%
TANGIBLE COMMON EQUITY (TCE)	7.21%	7.33%	7.21%	7.33%
NET INTEREST MARGIN (NIM)	3.17%	3.17%	3.01%	3.01%

[1] Excludes $9.9MM pre-tax loss on investment portfolio repositioning in 4Q and $3.1MM in pre-tax expenses related to a strategic opportunity in 3Q. Refer to non-GAAP table in the Appendix.
[2] PPNR is a non-GAAP financial measure.

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6Central Pacific Financial Corp. • Advocate for affordable housing in Hawaii • Accretive to construction loans, CRE take-out financing and residential loan business • Engaged in key joint ventures with mortgage brokers • Established key alliances with Hokuyo Bank and Tokyo Star Bank • Deep expertise and legacy of leadership connections • Produces deposit generating opportunities • SBA Lender of the Year Category II 16 times since 2004 • Launched our Business Express online loan portal to offer self- service credit application options 24/7 • Leads to loan and deposit growth opportunities HOME OWNERSHIP Go-to lender, driving Hawaii housing solutions SMALL BUSINESS #1 bank for small businesses in Hawaii JAPAN Bridging Hawaii and Japan Who We Are: Our Foundational Principles

Our Core Growth and Value Drivers



2025
2022
2023
2024

Increased Revenue Opportunities

Improving market demand and building a solid team to grow loan portfolio and fee income



Valuable Deposit Franchise

Providing stable, low-cost funding advantage through deep relationships



Efficiency Optimization

Focusing on digital and technology to automate processes, improve customer and employee experience, and drive ROI

Built on our Foundational Principles

Small Business | **Home Ownership** | **Japan**

Credit Profile | Capital | Liquidity

S O L I D

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8Central Pacific Financial Corp. Diversified Loan Portfolio Primed for Growth • Pace of loan portfolio decline slowing; poised for growth in 2025 • Strong and diverse loan portfolio, with nearly 80% secured by real estate • Overall portfolio yield improved 40 bps to 4.82% from 2023 to 2024 • Acquired seasoned leadership and lending team to drive growth in Hawaii and selective mainland markets 3.77 4.08 4.45 4.96 5.10 5.56 5.44 5.33 3.00 3.50 4.00 4.50 5.00 5.50 6.00 2017 2018 2019 2020 2021 2022 2023 2024 $ B il li o n s Loan Balances Outstanding as of year ending Commercial & Industrial 11% Construction 3% Residential Mortgage 35% Home Equity 13% Commercial Mortgage 28% Consumer 10% Loan Portfolio Composition as of December 31, 2024

9Central Pacific Financial Corp. Low-Cost Deposits Driven by Valuable Franchise Deposit balances increased by $61 million from 3Q24 to 4Q24 Data as of December 31, 2024 • 58% of deposits FDIC insured; 63% including collateralized deposits • Well-diversified and granular: 56% Commercial (Average account balance of $103,000) 44% Consumer (Average account balance of $19,000) • 53% Long-tenured customers with CPB 10 years or longer • Low reliance on public time deposits • No brokered deposits 4.96 4.95 5.12 5.80 6.64 6.74 6.85 6.62 6.58 6.58 6.64 4.00 4.50 5.00 5.50 6.00 6.50 7.00 7.50 8.00 2017 2018 2019 2020 2021 2022 2023 1Q24 2Q24 3Q24 4Q24 $ B il li o n s Total Deposits as of period end Noninterest Bearing Demand 28% Interest Bearing Demand 20% Savings & Money Market 35% Time 17% Deposit Portfolio Composition as of December 31, 2024

10Central Pacific Financial Corp. 1.21% 1.66% 2.31% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2017 2018 2019 2020 2021 2022 2023 1Q24 2Q24 3Q24 4Q24 Total Deposit Cost CPF HI Peers Nat'l Peers • Source: CPF Form 10-K for the fiscal year ended 12/31/2024, S&P Global • HI Peers includes BOH and FHB • Nat’l Peers includes publicly traded banks with total assets of $3-10 billion as of 12/31/24 Low rate-sensitive, relationship-based deposit portfolio provides significant cost advantage CPF total deposit cost declined 11 bps to 1.21% from 3Q24 to 4Q24 CPF Deposit Cost Advantage 28.4% 30.3% 23.4% CPF HI Peers Nat'l Peers Non-Interest Bearing Deposits to Total Deposits as of December 31, 2024 2.84% 3.07% 3.17% 2.48% 2.57% 2.62% 3.27% 3.31% 3.37% 4Q23 3Q24 4Q24 Net Interest Margin CPF HI Peers Nat'l Peers

11Central Pacific Financial Corp. 42.5 46.7 44.2 0.0 10.0 20.0 30.0 40.0 50.0 60.0 4Q23 3Q24 4Q24 $ M il li o n s Noninterest Expense Noninterest Income and Expense 15.2 12.7 2.6 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 4Q23 3Q24 4Q24 $ M il li o n s Noninterest Income • Adjustments in 4Q23 include $5.1 million pre- tax gain on sale of a real estate property offset by $1.9 million in pre-tax loss on sales of investment securities • Opportunity to increase fee income through a growing Wealth management business, and customer swap program • Adjustments in 4Q23 and 3Q24 include $2.3 million in pre-tax branch lease termination expense and $3.1 million in pre-tax expenses related to a strategic opportunity respectively • Maintained relatively flat non-interest expenses in light of an inflationary environment • Priority on process improvements and expense management $9.9MM in pre-tax loss on investment repositioning 12.6 Note: Totals may not sum due to rounding. $3.2 million in adjustments $2.3 million in adjustments $3.1 million in adjustments

121Central Pacific Financial Corp. Digital and Technology Transformation ACH, 77% ATM, 4% Mobile, 5% Branch, 14% 86% Consumer deposits processed digitally Digital Engagement1 Digital Metrics 1 Deposit activity for the month of January 2025. 2 Defined as logging into online or mobile banking at least 1 time within the past 90 days as of January 2025. 3 CAGR calculated over a 3-year period from January 2022 to December 2024. Engaged in Digital Banking 2 75% 72% Retail Customers Business Customers 75% 72% Retail Mobile Users 16% Annual Growth Rate 3 Resulting in reduced manual efforts and enhanced customer service experiences Leveraging Technology to Drive Efficiencies Automated Processes Implemented forty workflow automations that created efficiencies across Deposit Servicing, Electronic Banking, and Mortgage Servicing Faster Operations Decreased fulfillment time for customer service requests by over 25%

13Central Pacific Financial Corp. 0.13% 0.19% 0.19% 0.22% 0.21% 4Q23 1Q24 2Q24 3Q24 4Q24 NPAs/Total Loans 5 Strong credit risk management continues to drive low levels of problem assets Solid Credit Profile 0.02% 0.05% 0.04% 0.01% 0.01% 4Q23 1Q24 2Q24 3Q24 4Q24 Delinquencies 90+Days/Total Loans 0.92% 0.56% 0.66% 0.62% 0.62% 4Q23 1Q24 2Q24 3Q24 4Q24 Criticized/Total Loans 0.07% 0.10% 0.08% 0.07% 0.10% 0.34% 0.24% 0.20% 0.20% 0.19% 0.41% 0.34% 0.28% 0.27% 0.29% 4Q23 1Q24 2Q24 3Q24 4Q24 Annualized NCO/Avg Loans All Other NCO/Avg Loans Mainland Consumer NCO/Avg Loans

141Central Pacific Financial Corp. Strong Capital and Shareholder Return • Regulatory capital ratios meaningfully above the well-capitalized minimums • Increased quarterly cash dividend to $0.27 per share which will be payable on March 17, 2025 • No shares repurchased in the 4Q24. Board authorized a new share repurchase program for up to $30 million for 2025 $260 million capital cushion to well capitalized minimum $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 2016 2017 2018 2019 2020 2021 2022 2023 2024 Cash Dividends Declared per Common Share 9.3% 12.3% 15.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Tier 1 Leverage CET1 Total Capital Regulatory Capital Ratios As of December 31, 2024 Regulatory Minimum Well-Capitalized CPF

15Central Pacific Financial Corp. • Strong liquidity position with ample alternative sources • Available sources of liquidity total 113% of uninsured/uncollateralized deposits Available Sources of Liquidity $ Millions December 31, 2024 Cash on Balance Sheet 381$ Other Funding Sources: Unpledged Securities 558 FHLB Available Borrowing Capacity 1,627 FRB Available Borrowing Capacity 232 Other Funding Lines 75 Total 2,492$ Total Sources of Liquidity 2,873$ Uninsured/Uncollateralized Deposits 2,536$ % of Uninsured/Uncollateralized Deposits 113%

16Central Pacific Financial Corp. ✓ Primed for revenue growth through loan and fee income opportunities ✓ Valuable deposit franchise with generating capabilities ✓ Efficiency gains through technology ✓ Strong capital, credit and liquidity Key Takeaways

17Central Pacific Financial Corp. Appendix

Non-GAAP Disclosure

To supplement our consolidated financial information, the Company uses certain non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. The Company believes these non-GAAP financial measures provide useful information to investors and others, which excludes transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. The Company believes that these measures offer a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance. These non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

The following reconciling adjustments from GAAP or reported financial measures to non-GAAP adjusted financial measures are limited to: (i) a pre-tax loss on sales of investment securities of $9.9 million related to an investment portfolio repositioning in the fourth quarter of 2024, and (ii) $3.1 million in pre-tax expenses related to our evaluation and assessment of a strategic opportunity in the third quarter of 2024. Management does not consider these transactions to be representative of the Company's core operating performance. The income tax effect was calculated assuming a 23% effective tax rate.

	4Q24 Actual	4Q24 Adj	4Q24 Non-GAAP	3Q24 Actual	3Q24 Adj	3Q24 Non-GAAP	2024Y Actual	2024Y Adj	2024Y Non-GAAP
NET INCOME	$11.3MM	+$7.6MM	$19.0MM	$13.3MM	+$2.4MM	$15.7MM	$53.4MM	+$10.0MM	$63.4MM
DILUTED EARNINGS PER SHARE (EPS)	$0.42	+$0.28	$0.70	$0.49	+$0.09	$0.58	$1.97	+$0.37	$2.34
PRE-PROVISION NET REVENUE (PPNR)[1]	$14.2MM	+$9.9MM	$24.2MM	$19.9MM	+$3.1MM	$23.0MM	$77.9MM	+$13.0MM	$90.9MM
EFFICIENCY RATIO[1]	75.65%	-11.00%	64.65%	70.12%	-4.61%	65.51%	68.91%	-3.81%	65.10%
RETURN ON ASSETS (ROA)	0.62%	+0.41%	1.03%	0.72%	+0.13%	0.85%	0.72%	+0.14%	0.86%
RETURN ON EQUITY (ROE)	8.37%	+5.45%	13.82%	10.02%	+1.73%	11.75%	10.25%	+1.85%	12.10%
TANGIBLE COMMON EQUITY (TCE)	7.21%	+0.12%	7.33%	7.31%	+0.03%	7.34%	7.21%	+0.12%	7.33%

[1] PPNR is a non-GAAP financial measure.
Note: Totals may not sum due to rounding.

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Historical Financial Highlights

($ Millions)	2017	2018	2019	2020	2021	2022	2023	2024
	Year Ended December 31,							
Balance Sheet (period end data)								
Loans and leases	$ 3,770.6	$ 4,078.4	$ 4,449.5	$ 4,964.1	$ 5,101.6	$ 5,555.5	$ 5,439.0	$ 5,332.9
Total assets	5,623.7	5,807.0	6,012.7	6,594.6	7,419.1	7,432.8	7,642.8	7,472.1
Total deposits	4,956.4	4,946.5	5,120.0	5,796.1	6,639.2	6,736.2	6,847.6	6,644.0
Total shareholders' equity	500.0	491.7	528.5	546.7	558.3	452.9	503.8	538.4
Income Statement								
Net interest income	167.7	173.0	184.1	197.7	211.0	215.6	210.0	211.7
Provision (credit) for credit losses	(2.6)	(1.5)	6.3	42.1	(14.6)	(1.3)	15.7	9.8
Other operating income	36.5	38.8	41.8	45.2	43.1	47.9	46.7	38.7
Other operating expense	131.0	135.1	141.6	151.7	163.0	166.0	164.1	172.6
Income taxes	34.6	18.8	19.6	11.8	25.8	24.8	18.2	14.6
Net income	41.2	59.5	58.3	37.3	79.9	73.9	58.7	53.4
Profitability								
Return on average assets	0.75%	1.05%	0.99%	0.58%	1.13%	1.01%	0.78%	0.72%
Return on average shareholders' equity	8.03%	12.22%	11.36%	6.85%	14.38%	15.47%	12.38%	10.25%
Efficiency ratio (*)	64.14%	63.79%	62.69%	62.47%	64.16%	63.00%	63.95%	68.91%
Net interest margin	3.28%	3.22%	3.35%	3.30%	3.18%	3.09%	2.94%	3.01%
Capital Adequacy (period end data)								
Leverage capital ratio	10.4%	9.9%	9.5%	8.8%	8.5%	8.5%	8.8%	9.3%
Total risk-based capital ratio	15.9%	14.7%	13.6%	15.2%	14.5%	13.5%	14.6%	15.4%
Asset Quality								
Net loan chargeoffs/average loans	0.11%	0.02%	0.15%	0.15%	0.02%	0.09%	0.27%	0.29%
Nonaccrual loans/total loans (period end)	0.07%	0.06%	0.03%	0.12%	0.12%	0.09%	0.13%	0.21%

(*) Certain amounts in prior years were reclassified to conform to current year's presentation. These reclassifications had an immaterial impact to our previously reported efficiency ratios. Note: Totals may not sum due to rounding.

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20Central Pacific Financial Corp. Commercial Real Estate Portfolio OFFICE RETAIL TOTAL BALANCE $196.3MM $289.6MM % OF TOTAL CRE 13% 19% % OF TOTAL LOANS 4% 5% WA LTV 57% 65% WA MONTHS TO MATURITY 67 65 INVESTOR / OWNER- OCCUPIED $123.3MM / $73.0MM $211.4MM / $78.2MM• Hawaii 78% / Mainland 22% • Investor 75% / Owner-Occupied 25% Industrial/Warehouse 28% Retail 19% Apartment 20% Office 13% Hotel 11% Other 4% Shopping Center 3% Storage 2% CRE Portfolio Composition as of December 31, 2024

21Central Pacific Financial Corp. • Total Hawaii Consumer $275 million • Total Mainland Consumer $236 million • Weighted average origination FICO: • 744 for Hawaii Consumer • 738 for Mainland Consumer • Consumer net charge-offs peaked in 4Q23 and declined for 4 consecutive quarters in 2024 • Mainland Unsecured: Highly granular with average loan amounts of $12,600 Consumer Loan Portfolio HI Auto $146 , 28% HI Other $129 , 25% Mainland Home Improvement $95 , 19% Mainland Unsecured $44 , 9% Mainland Auto $97 , 19% Consumer Portfolio Composition as of December 31, 2024 ($ Millions)

22Central Pacific Financial Corp. • $1.4 million provision for credit loss on loans in 4Q24, offset by a credit of $0.6 million to the reserve for unfunded commitments, for a total provision for credit loss of $0.8 million • Strong ACL coverage ratio of 1.11% for 4Q24 Note: Totals may not sum due to rounding. Allowance for Credit Losses $ Millions 4Q23 1Q24 2Q24 3Q24 4Q24 Beginning Balance 64.5 63.9 63.5 62.2 61.6 Net Charge-offs (5.6) (4.5) (3.7) (3.6) (3.8) Provision for Credit Losses 5.0 4.1 2.4 3.0 1.4 Ending Balance 63.9 63.5 62.2 61.6 59.2 Coverage Ratio (ACL to Total Loans) 1.18% 1.18% 1.16% 1.15% 1.11%

23Central Pacific Financial Corp. High Quality Securities Portfolio • $1.3 billion or 18% of total assets • 94% AAA rated • Portfolio mix: AFS 55% / HTM 45% Strategic Activities • Investment portfolio repositioning completed in 4Q. Sold $106.5 million in AFS debt securities and reinvested the proceeds at ~280bps higher yields. Expected to increase prospective annual net interest income by $2.7 million and NIM by 4 bps beginning in 2025. • Interest rate swap on $115.5 million of municipal securities; added $0.6 million to interest income in 4Q24 (pay fixed at 2.1%, receive float at Fed Funds). U.S. Treasury & Gov't Agency 6% Municipals 12% Agency CMBS/RMBS 78% Non-Agency CMBS/RMBS 2% Collateralized loan obligations 2% Investment Portfolio Composition as of December 31, 2024

24Central Pacific Financial Corp. CPB Named Best Bank in Hawaii by Newsweek, Forbes, and Honolulu Star-Advertiser • Newsweek’s America’s Best Regional Banks 2025 • Forbes’ Best-In-State Banks 2024 • Forbes’ America’s Best Banks 2025 • Honolulu Star-Advertiser’s Best Bank in Hawaii 2024

25Central Pacific Financial Corp. Caring for our Land and People Note: 2024 ESG report expected to be published in 1H2025

26Central Pacific Financial Corp. Mahalo